EXHIBIT 99.1
Leidos Holdings, Inc. Reports Third Quarter Fiscal Year 2023 Results

•Revenues of $3.9 billion, up 9% year-over-year
•Net loss of $396 million or $2.91 per diluted share
•Adjusted EBITDA of $451 million (11.5% margin)
•Non-GAAP Diluted Earnings per Share of $2.03, up 28% year-over-year
•Cash Flows from Operations of $795 million; Free Cash Flow of $745 million
•Net Bookings of $7.9 billion (book-to-bill ratio of 2.0 for the quarter and 1.2 for trailing twelve months)
RESTON, Va., October 31, 2023 – Leidos Holdings, Inc. (NYSE: LDOS), a FORTUNE 500® science and technology leader, today reported financial results for the third quarter of fiscal year 2023.
Thomas Bell, Leidos Chief Executive Officer, commented, "Our third quarter financial results build on the momentum from last quarter and are the direct result of our entire team being aligned on our direction and intent on delivering against our commitments. With record revenues, non-GAAP earnings, cash flow, bookings, and backlog, our growth outlook is improving, and we are raising our guidance for all 2023 financial metrics. As we sharpen our strategy and better align our organization, our focus on differentiating technology will enable us to unlock our full potential and heighten our value proposition to our customers, our nation, and its allies."
Summary Operating Results

	Three Months Ended
(in millions, except margin and per share data)	September 29, 2023	September 30, 2022
Revenues	$3,921	$3,608
Net (loss) income	$(396)	$164
Net (loss) income margin	(10.1)%	4.5%
Diluted earnings per share (EPS)	$(2.91)	$1.17

Non-GAAP Measures*:
Adjusted EBITDA	$451	$372
Adjusted EBITDA margin	11.5%	10.3%
Non-GAAP diluted EPS	$2.03	$1.59

* Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Management believes that these non-GAAP measures provide another measure of Leidos' results of operations and financial condition, including its ability to comply with financial covenants. See Non-GAAP Financial Measures at the end of this press release for more information and a reconciliation of our selected reported results to these non-GAAP measures.
Revenues for the quarter were $3.92 billion, up 9% compared to the third quarter of 2022. Revenues grew year-over-year due to increased demand across all customer segments, especially for digital modernization and medical examination solutions.
For the third quarter, Leidos had a net loss of $396 million, or $2.91 per diluted share, which reflected pre-tax, non-cash impairment and restructuring charges of $699 million primarily associated with the Security Enterprise Solutions (SES) reporting unit. Net income and diluted EPS were down 341% and 349% year-over-year, respectively.

Adjusted EBITDA was $451 million for the third quarter, up 21% year-over-year. Adjusted EBITDA margin of 11.5% increased from 10.3% in the third quarter of 2022. Non-GAAP net income was $283 million for the third quarter, up 28% year-over-year, and non-GAAP diluted EPS for the quarter was $2.03, up 28% year-over-year. The primary drivers of increased profitability were improved business mix as well as increased volumes, higher incentive awards, and recovery of prior expenditures in the medical examination business.
Cash Flow Summary
In the third quarter, Leidos generated $795 million of net cash provided by operating activities and used $52 million in investing activities and $249 million in financing activities. Net cash provided by operating activities benefited from strong collections and working capital management, driven in part from U.S. Government customers accelerating payments at the end of their fiscal year. Days Sales Outstanding (DSO) for the quarter was 57, a 2-day improvement from the second quarter of 2023.
Investing activities consisted primarily of $50 million in property, equipment and software payments, which resulted in quarterly free cash flow of $745 million. Financing activities included repayment of $200 million of commercial paper and $50 million returned to shareholders as part of a regular quarterly cash dividend program. As of September 29, 2023, Leidos had $750 million in cash and cash equivalents and $4.7 billion of debt.
On October 27, 2023, the Leidos Board of Directors declared a cash dividend of $0.38 per share, which represents an increase of 6% over the prior quarter's dividend amount. The dividend will be payable on December 29, 2023, to stockholders of record at the close of business on December 15, 2023.
Business Development
Net bookings totaled $7.9 billion in the quarter, representing a book-to-bill ratio of 2.0. As a result, backlog at the end of the quarter was $38.0 billion, of which $9.0 billion was funded. Included in the quarterly bookings were several notable awards:
•Common Hardware Systems 6th Generation (CHS-6). The U.S. Army Program Executive Office awarded Leidos a ten-year, firm-fixed price contract with a maximum value of $7.9 billion. The single-award, indefinite delivery, indefinite quantity (IDIQ) contract has a base period of performance of four years with two three-year options. Under the CHS-6 contract, Leidos will incorporate artificial intelligence (AI) and predictive analytics to increase visibility into operations and provide a uniquely resilient rapid fulfillment model. Leidos will leverage current commercial technology and industry investments to help enhance mission readiness of complex IT hardware across its entire lifecycle. Leidos will also work to deploy a logistics platform to proactively manage supply chain and cybersecurity risks while minimizing total lifecycle costs. Equipment and services procured under the terms of this contract will be used to support a unified network for Multi-Domain Operations (MDO) and Joint All Domain Command and Control (JADC2).
•Homeland Enterprise Information Technology Secure Services and Support (HEITS). Under a $918 million, seven-year contract, Leidos will continue to support and enhance Department of Homeland Security (DHS) networks. While supporting cross-agency intelligence sharing and secure collaboration for federal and civilian agencies, Leidos will deliver leading-edge capabilities, including quantum resistant cryptography, AI operations, robotic process automation and classified cloud service integration.
•Army Missile and Space Cyber Electromagnetic Activities (CEMA). The U.S. Army Program Executive Office (PEO) Missiles and Space (M&S) awarded Leidos a $125 million, five-year task order to design, develop, integrate, test, and deliver high-fidelity prototype virtualizations of critical computing hardware and software components for PEO M&S weapon systems. This work will enhance the mission effectiveness of the warfighter in a contested CEMA environment and will include weapon system critical computing hardware and software emulations, CEMA detection algorithms, tools, models, interfaces, studies, and analysis products.

Forward Guidance
Leidos is updating its fiscal year 2023 guidance as follows:

FY23 Guidance
Measure	Current	Prior
Revenues (billions)	$15.1 - $15.3	$14.9 - $15.2
Adjusted EBITDA Margin	10.5% - 10.7%	10.1% - 10.5%
Non-GAAP Diluted EPS	$6.80 - $7.10	$6.40 - $6.80
Cash Flows Provided by Operating Activities (millions)	at or above $850	at or above $700
For information regarding adjusted EBITDA margin and non-GAAP diluted EPS, see the related explanations and reconciliations to GAAP measures included elsewhere in this release.
Leidos does not provide a reconciliation of forward-looking adjusted EBITDA margins or non-GAAP diluted EPS to net income due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Because certain deductions for non-GAAP exclusions used to calculate projected net income may vary significantly based on actual events, Leidos is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income at this time. The amounts of these deductions may be material and, therefore, could result in projected net income and diluted EPS being materially less than what may be implied by projected adjusted EBITDA margins and non-GAAP diluted EPS.
Conference Call Information
Leidos management will discuss operations and financial results in an earnings conference call beginning at 8:00 A.M. eastern time on October 31, 2023. Analysts and institutional investors may participate by dialing +1 (877) 869-3847 (toll-free U.S.) or +1 (201) 689-8261 (international callers).
A live audio broadcast of the conference call along with a supplemental presentation will be available to the public through links on the Leidos Investor Relations website (http://ir.leidos.com).
After the call concludes, an audio replay can be accessed on the Leidos Investor Relations website or by dialing +1 (877) 660-6853 (toll-free U.S.) or +1 (201) 612-7415 (international callers) and entering conference ID 13741334.
About Leidos
Leidos is a Fortune 500® technology, engineering, and science solutions and services leader working to solve the world's toughest challenges in the defense, intelligence, civil and health markets. Leidos' 47,000 employees support vital missions for government and commercial customers. Headquartered in Reston, Va., Leidos reported annual revenues of approximately $14.4 billion for the fiscal year ended December 30, 2022.
For more information, visit www.leidos.com.

Forward-Looking Statements
Certain statements in this release contain or are based on "forward-looking" information within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by words such as "expects," "intends," "plans," "anticipates," "believes," "estimates," "guidance" and similar words or phrases. Forward-looking statements in this release include, among others, estimates of our future growth, strategy and financial and operating performance, including future revenues, adjusted EBITDA margins, diluted EPS (including on a non-GAAP basis) and cash flows provided by operating activities, as well as statements about our business contingency plans, government budgets and the ongoing Continuing Resolution, uncertainties in tax due to new tax legislation or other regulatory developments, strategy, planned investments, sustainability goals and our future dividends, share repurchases, capital expenditures, debt repayments, acquisitions, dispositions and cash flow conversion. These statements reflect our belief and assumptions as to future events that may not prove to be accurate.
Actual performance and results may differ materially from those results anticipated by our guidance and other forward-looking statements made in this release depending on a variety of factors, including, but not limited to: developments in the U.S. government defense and non-defense budgets, including budget reductions, sequestration, implementation of spending limits or changes in budgetary priorities, delays in the U.S. government budget process or a government shutdown, or the U.S. government’s failure to raise the debt ceiling, which increases the possibility of a default by the U.S. government on its debt obligations, related credit-rating downgrades, or an economic recession; uncertainties in tax due to new tax legislation or other regulatory developments; rising inflationary pressures and fluctuations in interest rates; delays in the U.S. government contract procurement process or the award of contracts and delays or loss of contracts as a result of competitor protests; changes in U.S. government procurement rules, regulations and practices; our compliance with various U.S. government and other government procurement rules and regulations; governmental reviews, audits and investigations of our company; our ability to effectively compete and win contracts with the U.S. government and other customers; our ability to respond rapidly to emerging technology trends, including the use of artificial intelligence; our reliance on information technology spending by hospitals/healthcare organizations; our reliance on infrastructure investments by industrial and natural resources organizations; energy efficiency and alternative energy sourcing investments; investments by U.S. government and commercial organizations in environmental impact and remediation projects; the effects of health epidemics, pandemics and similar outbreaks may have on our business, financial position, results of operations and/or cash flows; our ability to attract, train and retain skilled employees, including our management team, and to obtain security clearances for our employees; our ability to accurately estimate costs, including cost increases due to inflation, associated with our firm-fixed-price contracts and other contracts; resolution of legal and other disputes with our customers and others or legal or regulatory compliance issues; cybersecurity, data security or other security threats, system failures or other disruptions of our business; our compliance with international, federal, state and local laws and regulations regarding privacy, data security, protection, storage, retention, transfer and disposal, technology protection and personal information; the damage and disruption to our business resulting from natural disasters and the effects of climate change; our ability to effectively acquire businesses and make investments; our ability to maintain relationships with prime contractors, subcontractors and joint venture partners; our ability to manage performance and other risks related to customer contracts; the failure of our inspection or detection systems to detect threats; the adequacy of our insurance programs, customer indemnifications or other liability protections designed to protect us from significant product or other liability claims, including cybersecurity attacks; our ability to manage risks associated with our international business; our ability to comply with the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act of 2010 and similar worldwide anti-corruption and anti-bribery laws and regulations; our ability to protect our intellectual property and other proprietary rights by third parties of infringement, misappropriation or other violations by us of their intellectual property rights; our ability to prevail in litigation brought by third parties of infringement, misappropriation or other violations by us of their intellectual property rights; our ability to declare or increase future dividends based on our earnings, financial condition, capital requirements and other factors, including compliance with applicable law and our agreements; our ability to grow our commercial health and infrastructure businesses, which could be negatively affected by budgetary constraints faced by hospitals and by developers of energy and infrastructure projects; our ability to successfully integrate acquired businesses; and our ability to execute our business plan and long-term management initiatives effectively and to overcome these and other known and unknown risks that we face.

These are only some of the factors that may affect the forward-looking statements contained in this release. For further information concerning risks and uncertainties associated with our business, please refer to the filings we make from time to time with the U.S. Securities and Exchange Commission ("SEC"), including the "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Legal Proceedings" sections of our latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, all of which may be viewed or obtained through the Investor Relations section of our website at www.leidos.com.
All information in this release is as of October 31, 2023. Leidos expressly disclaims any duty to update the guidance or any other forward-looking statement provided in this release to reflect subsequent events, actual results or changes in Leidos' expectations. Leidos also disclaims any duty to comment upon or correct information that may be contained in reports published by investment analysts or others.

CONTACTS:

Investor Relations:	Media Relations:
Stuart Davis	Melissa Lee Dueñas
571.526.6124	571.526.6850
ir@leidos.com	Duenasml@leidos.com

LEIDOS HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 29, 2023	September 30, 2022	September 29, 2023	September 30, 2022
Revenues	$3,921	$3,608	$11,458	$10,699
Cost of revenues	3,334	3,095	9,809	9,136
Selling, general and administrative expenses	239	232	709	730
Acquisition, integration and restructuring costs	5	4	14	12
Goodwill impairment charges	599	—	599	—
Asset impairment charges	88	—	88	3
Equity earnings of non-consolidated subsidiaries	(8)	(4)	(21)	(5)
Operating (loss) income	(336)	281	260	823
Non-operating income (expense):
Interest expense, net	(53)	(50)	(163)	(148)
Other income (expense), net	1	(10)	(4)	(7)
(Loss) income before income taxes	(388)	221	93	668
Income tax expense	(8)	(57)	(115)	(155)
Net (loss) income	(396)	164	(22)	513
Less: net income attributable to non-controlling interest	3	2	8	5
Net (loss) income attributable to Leidos common stockholders	$(399)	$162	$(30)	$508

Earnings per share:
Basic	$(2.91)	$1.18	$(0.22)	$3.71
Diluted	(2.91)	1.17	(0.22)	3.68

Weighted average number of common shares outstanding:
Basic	137	137	137	137
Diluted	137	138	137	138

Cash dividends declared per share	$0.36	$0.36	$1.08	$1.08

LEIDOS HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share data)

	September 29, 2023	December 30, 2022
Assets:
Cash and cash equivalents	$750	$516
Receivables, net	2,452	2,350
Inventory, net	295	287
Other current assets	494	490
Total current assets	3,991	3,643
Property, plant and equipment, net	935	847
Intangible assets, net	713	952
Goodwill	6,079	6,696
Operating lease right-of-use assets, net	512	545
Other long-term assets	527	388
Total assets	$12,757	$13,071

Liabilities:
Accounts payable and accrued liabilities	$2,221	$2,254
Accrued payroll and employee benefits	801	701
Short-term debt and current portion of long-term debt	18	992
Total current liabilities	3,040	3,947
Long-term debt, net of current portion	4,667	3,928
Operating lease liabilities	527	570
Deferred tax liabilities	6	40
Other long-term liabilities	314	233
Total liabilities	8,554	8,718

Stockholders’ equity:
Common stock, $0.0001 par value, 500,000,000 shares authorized, 137,506,136 and 136,926,990 shares issued and outstanding at September 29, 2023, and December 30, 2022, respectively	—	—
Additional paid-in capital	2,055	2,005
Retained earnings	2,186	2,367
Accumulated other comprehensive loss	(95)	(73)
Total Leidos stockholders’ equity	4,146	4,299
Non-controlling interest	57	54
Total stockholders' equity	4,203	4,353
Total liabilities and stockholders' equity	$12,757	$13,071

LEIDOS HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Three Months Ended		Nine Months Ended
	September 29, 2023	September 30, 2022	September 29, 2023	September 30, 2022
Cash flows from operations:
Net (loss) income	$(396)	$164	$(22)	$513
Adjustments to reconcile net (loss) income to net cash provided by operations:
Depreciation and amortization	82	81	248	249
Stock-based compensation	20	18	57	53
Deferred income taxes	(104)	(85)	(192)	(221)
Goodwill impairment charges	599	—	599	—
Asset impairment charges	88	3	88	3
Other	19	14	25	21
Change in assets and liabilities, net of effects of acquisitions and dispositions:
Receivables	14	99	(109)	(139)
Other current assets and other long-term assets	92	59	141	132
Accounts payable and accrued liabilities and other long-term liabilities	220	196	22	(70)
Accrued payroll and employee benefits	137	116	105	217
Income taxes receivable/payable	24	64	(101)	109
Net cash provided by operating activities	795	729	861	867
Cash flows from investing activities:
Acquisition of a business, net of cash acquired	(2)	—	(6)	(2)
Divestiture of a business	—	—	—	15
Payments for property, equipment and software	(50)	(27)	(129)	(76)
Net proceeds from sale of assets	—	—	—	6
Other	—	1	—	2
Net cash used in investing activities	(52)	(26)	(135)	(55)
Cash flows from financing activities:
Proceeds from debt issuance	—	—	1,743	380
Net payments from commercial paper	(200)	(150)	—	—
Repayments of borrowings	(5)	(25)	(2,041)	(459)
Payments for debt issuance costs	—	—	(7)	—
Dividend payments	(50)	(49)	(150)	(149)
Repurchases of stock and other	(1)	(4)	(44)	(532)
Proceeds from issuances of stock	12	13	37	35
Net capital distributions to non-controlling interests	(5)	(2)	(8)	(5)
Net cash used in financing activities	(249)	(217)	(470)	(730)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(3)	19	—	14
Net increase in cash, cash equivalents and restricted cash	491	505	256	96
Cash, cash equivalents and restricted cash at beginning of period	448	466	683	875
Cash, cash equivalents and restricted cash at end of period	939	971	939	971
Less: restricted cash at end of period	189	164	189	164
Cash and cash equivalents at end of period	$750	$807	$750	$807

LEIDOS HOLDINGS, INC.
UNAUDITED SEGMENT OPERATING RESULTS
(in millions)

	Three Months Ended		Nine Months Ended
	September 29, 2023	September 30, 2022	September 29, 2023	September 30, 2022
Revenues:
Defense Solutions	$2,221	$2,075	$6,520	$6,176
Civil	924	874	2,703	2,526
Health	776	659	2,235	1,997
Total	$3,921	$3,608	$11,458	$10,699

Operating (loss) income:
Defense Solutions	$147	$137	$469	$409
Civil	(607)	79	(503)	160
Health	152	91	381	335
Corporate	(28)	(26)	(87)	(81)
Total	$(336)	$281	$260	$823

Operating (loss) income margin:
Defense Solutions	6.6%	6.6%	7.2%	6.6%
Civil	(65.7)%	9.0%	(18.6)%	6.3%
Health	19.6%	13.8%	17.0%	16.8%
Total	(8.6)%	7.8%	2.3%	7.7%
Defense Solutions
Defense Solutions revenues of $2.22 billion increased by 7% compared to the prior year quarter. Revenue growth was primarily in the areas of digital modernization, including the Navy Next Generation Enterprise Network Recompete (NGEN-R) Service Management, Integration and Transport (SMIT) contract, and offensive and defensive hypersonics programs as well as the acquisition of Cobham Special Missions that was completed on October 30, 2022. For the quarter Defense Solutions operating income margin remained unchanged from 6.6% in the prior year quarter, and non-GAAP operating income margin increased to 8.4% from 8.1% in the prior year quarter. The increase in segment profitability was attributable to milestone achievements and cost control.
Civil
Civil revenues of $924 million increased by 6% compared to the prior year quarter. The primary drivers of revenue growth were higher volumes within the security products portfolio, infrastructure spending by the Federal Aviation Administration (FAA), and increased demand for engineering support to commercial energy companies. Civil operating income margin for the quarter was (65.7)%, compared to 9.0% in the prior year quarter, primarily as a result of non-cash impairment and restructuring charges of $688 million related to the SES reporting unit. Non-GAAP operating income margin was 10.4%, compared to 11.0% in the prior year quarter. The year-over-year segment profitability decreased as a result of the mix of security product sales.
Health
Health revenues of $776 million increased by 18% compared to the prior year quarter driven by higher levels of medical examinations and growth on the Social Security Administration (SSA) Information Technology Support Services Contract II (ITSSC II). Health operating income margin for the quarter was 19.6%, compared to 13.8% in the prior year quarter, and non-GAAP operating margin was 20.4%, compared to 15.0% in the prior year quarter. The increase in segment profitability was driven primarily by increased volumes, higher incentive awards, and recovery of prior expenditures in the medical examination business.

LEIDOS HOLDINGS, INC.
UNAUDITED BACKLOG BY REPORTABLE SEGMENT
(in millions)
Backlog represents the estimated amount of future revenues to be recognized under negotiated contracts. Backlog value is based on management’s estimates about volume of services, availability of customer funding and other factors, and excludes contracts that are under protest. Estimated backlog comprises both funded and negotiated unfunded backlog. Backlog estimates are subject to change and may be affected by several factors, including modifications of contracts, non-exercise of options and foreign currency movements.
Funded backlog for contracts with the U.S. government represents the value on contracts for which funding is appropriated less revenues previously recognized on these contracts. Funded backlog for contracts with non-U.S. government entities and commercial customers represents the estimated value on contracts, which may cover multiple future years, under which Leidos is obligated to perform, less revenue previously recognized on the contracts.
Negotiated unfunded backlog represents estimated amounts of revenue to be earned in the future from contracts for which funding has not been appropriated and unexercised priced contract options. Negotiated unfunded backlog does not include unexercised option periods and future potential task orders expected to be awarded under IDIQ, General Services Administration Schedule or other master agreement contract vehicles, with the exception of certain IDIQ contracts where task orders are not competitively awarded or separately priced but instead are used as a funding mechanism, and where there is a basis for estimating future revenues and funding on future anticipated task orders.
The estimated value of backlog as of the dates presented was as follows:

	September 29, 2023			September 30, 2022
Segment	Funded	Unfunded	Total	Funded	Unfunded	Total
Defense Solutions	$4,994	$14,568	$19,562	$4,178	$13,842	$18,020
Civil	2,297	9,602	11,899	2,037	8,652	10,689
Health	1,756	4,826	6,582	1,214	5,105	6,319
Total	$9,047	$28,996	$38,043	$7,429	$27,599	$35,028
Total backlog as of September 29, 2023, as compared to September 30, 2022, included $610 million of backlog acquired through a business combination in the Defense Solutions reportable segment.

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES
Leidos uses and refers to organic revenue, non-GAAP operating income, non-GAAP operating margin, adjusted EBITDA, adjusted EBITDA margin, non-GAAP diluted EPS, non-GAAP free cash flow and non-GAAP free cash flow conversion, which are not measures of financial performance under generally accepted accounting principles in the U.S. and, accordingly, these measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be read in conjunction with Leidos's consolidated financial statements prepared in accordance with GAAP.
Management believes that these non-GAAP measures provide another representation of the results of operations and financial condition, including its ability to comply with financial covenants. These non-GAAP measures are frequently used by financial analysts covering Leidos and its peers. The computation of non-GAAP measures may not be comparable to similarly titled measures reported by other companies, thus limiting their use for comparability.
Organic revenues capture the revenue that is inherent in the underlying business excluding the impact of acquisitions and divestitures made within the prior year; it is computed as current revenues excluding revenues from acquisitions within the last 12 months and divestitures within the current and year-ago periods.
Non-GAAP operating income is computed by excluding the following discrete items from operating income:
•Acquisition, integration and restructuring costs – Represents acquisition, integration, lease termination, severance costs, retention costs and asset markdowns related to acquisitions and restructuring activities.
•Amortization of acquired intangible assets – Represents the amortization of the fair value of the acquired intangible assets.
•Derivative loss – Represents the fair value loss associated with the foreign currency forward contract to hedge the preliminary purchase price for the Cobham acquisition in Australian dollars.
•Goodwill impairment charges – Represents impairments of goodwill due to changes in actual performance against performance projected when the goodwill was acquired.
•Asset impairment charges – Represents impairments of long-lived intangible assets.
Non-GAAP operating margin is computed by dividing non-GAAP operating income by revenues.
Adjusted EBITDA is computed by excluding the following items from income before income taxes: (i) discrete items as identified above; (ii) interest expense; (iii) interest income; (iv) depreciation expense; and (v) amortization of internally developed intangible assets.
Adjusted EBITDA margin is computed by dividing adjusted EBITDA by revenues.
Non-GAAP net income is computed by excluding the discrete items listed under non-GAAP operating income and their related tax impacts.
Non-GAAP diluted EPS is computed by dividing net income attributable to Leidos common stockholders, adjusted for the discrete items as identified above and the related tax impacts, by the diluted weighted average number of common shares outstanding.
Non-GAAP free cash flow is computed by deducting expenditures for property, equipment and software from net cash provided by operating activities.
Non-GAAP free cash flow conversion is computed by dividing non-GAAP free cash flow by non-GAAP net income attributable to Leidos common stockholders; operating cash flow conversion is computed by dividing net cash provided by operating activities by net income attributable to Leidos shareholders.

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except growth percentages)
The following table presents the reconciliation of revenues to organic revenues by reportable segment and total operations:

	Three Months Ended
	September 29, 2023	September 30, 2022	Percent Change
Defense Solutions
Revenues, as reported	$2,221	$2,075	7%
Acquisition revenues(1)	28	—
Organic revenues	$2,193	$2,075	6%

Civil
Revenues, as reported	$924	$874	6%

Health
Revenues, as reported	$776	$659	18%

Total Operations
Revenues, as reported	$3,921	$3,608	9%
Acquisition revenues(1)	28	—
Organic revenues	$3,893	$3,608	8%
(1) Current period acquisition revenues reflect revenues in the current as reported figures for 12 months from closing of each acquisition. For the three months ended September 29, 2023, Defense Solutions segment acquisition revenues include the acquisition of Cobham Special Missions that was completed on October 30, 2022.

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except per share data and margin percentages)

The following tables present the reconciliation of non-GAAP operating income, net income, diluted EPS, adjusted EBITDA, and adjusted EBITDA margin to the most directly comparable GAAP measures for the three months ended September 29, 2023:

	Three Months Ended September 29, 2023
	As reported	Acquisition, integration and restructuring costs(3)	Amortization of acquired intangibles	Asset impairment charges	Goodwill impairment charges	Non-GAAP results
Operating (loss) income	$(336)	$17	$50	$88	$599	$418
Non-operating expense, net	(52)	—	—	—	—	(52)
(Loss) income before income taxes	(388)	17	50	88	599	366
Income tax expense(1)	(8)	(1)	9	(11)	(72)	(83)
Net (loss) income	(396)	16	59	77	527	283
Less: net income attributable to non-controlling interest	3	—	—	—	—	3
Net (loss) income attributable to Leidos common stockholders	$(399)	$16	$59	$77	$527	$280

Diluted EPS attributable to Leidos common stockholders(2)	$(2.91)	$0.12	$0.43	$0.56	$3.82	$2.03
Diluted shares	137	138	138	138	138	138

	Three Months Ended September 29, 2023
	As reported	Acquisition, integration and restructuring costs(3)	Amortization of acquired intangibles	Asset impairment charges	Goodwill impairment charges	Non-GAAP results
Net (loss) income	$(396)	$16	$59	$77	$527	$283
Income tax expense(1)	8	1	(9)	11	72	83
(Loss) income before income taxes	(388)	17	50	88	599	366
Depreciation expense	32	—	—	—	—	32
Amortization of intangibles	50	—	(50)	—	—	—
Interest expense, net	53	—	—	—	—	53
EBITDA	$(253)	$17	$—	$88	$599	$451
EBITDA margin	(6.5)%					11.5%
(1) Calculation uses an estimated statutory tax rate on non-GAAP adjustments.
(2) Earnings per share is computed independently for each of the non-GAAP adjustment presented and therefore may not sum to the total non-GAAP earnings per share due to rounding.
(3) Asset markdowns associated with restructuring activities were recorded to "Cost of revenues" in the condensed consolidated statements of operations.

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except per share data and margin percentages)

The following tables present the reconciliation of non-GAAP operating income, net income, diluted EPS, adjusted EBITDA, and adjusted EBITDA margin to the most directly comparable GAAP measures for the three months ended September 30, 2022:

	Three Months Ended September 30, 2022
	As reported	Acquisition, integration and restructuring costs	Amortization of acquired intangibles	Derivative loss	Non-GAAP results
Operating income	$281	$4	$57	$—	$342
Non-operating expense, net	(60)	—	—	16	(44)
Income before income taxes	221	4	57	16	298
Income tax expense(1)	(57)	(1)	(15)	(4)	(77)
Net income	164	3	42	12	221
Less: net income attributable to non-controlling interest	2	—	—	—	2
Net income attributable to Leidos common stockholders	$162	$3	$42	$12	$219

Diluted EPS attributable to Leidos common stockholders(2)	$1.17	$0.02	$0.31	$0.09	$1.59
Diluted shares	138	138	138	138	138

	Three Months Ended September 30, 2022
	As reported	Acquisition, integration and restructuring costs	Amortization of acquired intangibles	Derivative loss	Non-GAAP results
Net income	$164	$3	$42	$12	$221
Income tax expense(1)	57	1	15	4	77
Income before income taxes	221	4	57	16	298
Depreciation expense	24	—	—	—	24
Amortization of intangibles	57	—	(57)	—	—
Interest expense, net	50	—	—	—	50
EBITDA	$352	$4	$—	$16	$372
EBITDA margin	9.8%				10.3%
(1) Calculation uses an estimated statutory tax rate on non-GAAP adjustments.
(2) Earnings per share is computed independently for each of the non-GAAP adjustment presented and therefore may not sum to the total non-GAAP earnings per share due to rounding.

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except per share data and margin percentages)

The following tables present the reconciliation of non-GAAP operating income, net income, diluted EPS, adjusted EBITDA, and adjusted EBITDA margin to the most directly comparable GAAP measures for the nine months ended September 29, 2023:

	Nine Months Ended September 29, 2023
	As reported	Acquisition, integration and restructuring costs(3)	Amortization of acquired intangibles	Asset impairment charges	Goodwill impairment charges	Non-GAAP results
Operating income	$260	$26	$153	$88	$599	$1,126
Non-operating expense, net	(167)	—	—	—	—	(167)
Income before income taxes	93	26	153	88	599	959
Income tax expense(1)	(115)	(3)	(18)	(11)	(72)	(219)
Net (loss) income	(22)	23	135	77	527	740
Less: net income attributable to non-controlling interest	8	—	—	—	—	8
Net (loss) income attributable to Leidos common stockholders	$(30)	$23	$135	$77	$527	$732

Diluted EPS attributable to Leidos common stockholders(2)	$(0.22)	$0.17	$0.98	$0.56	$3.82	$5.30
Diluted shares	137	138	138	138	138	138

	Nine Months Ended September 29, 2023
	As reported	Acquisition, integration and restructuring costs(3)	Amortization of acquired intangibles	Asset impairment charges	Goodwill impairment charges	Non-GAAP results
Net (loss) income	$(22)	$23	$135	$77	$527	$740
Income tax expense(1)	115	3	18	11	72	219
Income before income taxes	93	26	153	88	599	959
Depreciation expense	95	—	—	—	—	95
Amortization of intangibles	153	—	(153)	—	—	—
Interest expense, net	163	—	—	—	—	163
EBITDA	$504	$26	$—	$88	$599	$1,217
EBITDA margin	4.4%					10.6%
(1) Calculation uses an estimated statutory tax rate on non-GAAP adjustments.
(2) Earnings per share is computed independently for each of the non-GAAP adjustment presented and therefore may not sum to the total non-GAAP earnings per share due to rounding.
(3) Asset markdowns associated with restructuring activities were recorded to "Cost of revenues" in the condensed consolidated statements of operations.

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except per share data and margin percentages)

The following tables present the reconciliation of non-GAAP operating income, net income, diluted EPS, adjusted EBITDA, and adjusted EBITDA margin to the most directly comparable GAAP measures for the nine months ended September 30, 2022:

	Nine Months Ended September 30, 2022
	As reported	Acquisition, integration and restructuring costs	Amortization of acquired intangibles	Asset impairment charges	Derivative loss	Non-GAAP results
Operating income	$823	$12	$172	$3	$—	$1,010
Non-operating expense, net	(155)	—	—	—	16	(139)
Income before income taxes	668	12	172	3	16	871
Income tax expense(1)	(155)	(3)	(44)	(1)	(4)	(207)
Net income	513	9	128	2	12	664
Less: net income attributable to non-controlling interest	5	—	—	—	—	5
Net income attributable to Leidos common stockholders	$508	$9	$128	$2	$12	$659

Diluted EPS attributable to Leidos common stockholders (2)	$3.68	$0.07	$0.93	$0.01	$0.09	$4.78
Diluted shares	138	138	138	138	138	138

	Nine Months Ended September 30, 2022
	As reported	Acquisition, integration and restructuring costs	Amortization of acquired intangibles	Asset impairment charges	Derivative loss	Non-GAAP results
Net income	$513	$9	$128	$2	$12	$664
Income tax expense(1)	155	3	44	1	4	207
Income before income taxes	668	12	172	3	16	871
Depreciation expense	76	—	—	—	—	76
Amortization of intangibles	173	—	(172)	—	—	1
Interest expense, net	148	—	—	—	—	148
EBITDA	$1,065	$12	$—	$3	$16	$1,096
EBITDA margin	10.0%					10.2%
(1) Calculation uses an estimated statutory tax rate on non-GAAP adjustments.
(2) Earnings per share is computed independently for each of the non-GAAP adjustment presented and therefore may not sum to the total non-GAAP earnings per share due to rounding.

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except margin percentages)
The following tables present the reconciliation of non-GAAP operating income by reportable segment and Corporate to operating income:

	Three Months Ended September 29, 2023
	Operating income (loss)	Acquisition, integration and restructuring costs(1)	Amortization of acquired intangibles	Goodwill impairment charges	Asset impairment charges	Non-GAAP operating income (loss)	Non-GAAP operating margin
Defense Solutions	$147	$3	$29	$—	$8	$187	8.4%
Civil	(607)	9	15	599	80	96	10.4%
Health	152	—	6	—	—	158	20.4%
Corporate	(28)	5	—	—	—	(23)	NM
Total	$(336)	$17	$50	$599	$88	$418	10.7%

	Three Months Ended September 30, 2022
	Operating income (loss)	Acquisition, integration and restructuring costs	Amortization of acquired intangibles	Non-GAAP operating income (loss)	Non-GAAP operating margin
Defense Solutions	$137	$—	$32	$169	8.1%
Civil	79	—	17	96	11.0%
Health	91	—	8	99	15.0%
Corporate	(26)	4	—	(22)	NM
Total	$281	$4	$57	$342	9.5%

	Nine Months Ended September 29, 2023
	Operating income (loss)	Acquisition, integration and restructuring costs(1)	Amortization of acquired intangibles	Goodwill impairment charges	Asset impairment charges	Non-GAAP operating income (loss)	Non-GAAP operating margin
Defense Solutions	$469	$3	$88	$—	$8	$568	8.7%
Civil	(503)	10	48	599	80	234	8.7%
Health	381	—	17	—	—	398	17.8%
Corporate	(87)	13	—	—	—	(74)	NM
Total	$260	$26	$153	$599	$88	$1,126	9.8%

	Nine Months Ended September 30, 2022
	Operating income (loss)	Acquisition, integration and restructuring costs	Amortization of acquired intangibles	Asset impairment charges	Non-GAAP operating income (loss)	Non-GAAP operating margin
Defense Solutions	$409	$—	$97	$—	$506	8.2%
Civil	160	—	53	—	213	8.4%
Health	335	—	22	3	360	18.0%
Corporate	(81)	12	—	—	(69)	NM
Total	$823	$12	$172	$3	$1,010	9.4%
(1) Asset markdowns associated with restructuring activities were recorded to "Cost of revenues" in the condensed consolidated statements of operations.
NM - Not Meaningful

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except percentages)

The following table presents the reconciliation of non-GAAP free cash flow to net cash provided by operating activities as well as the calculation of operating cash flow and non-GAAP free cash flow conversion ratios:

	Three Months Ended
	September 29, 2023	September 30, 2022
Net cash provided by operating activities(1)	$795	$729
Payments for property, equipment and software	(50)	(27)
Non-GAAP free cash flow	$745	$702

Net (loss) income attributable to Leidos common stockholders	$(399)	$162
Acquisition, integration and restructuring costs(2)(3)	16	3
Amortization of acquired intangibles(2)	59	42
Goodwill impairment charges(2)	527	—
Asset impairment charges(2)	77	—
Derivative loss(2)	—	12
Non-GAAP net income attributable to Leidos common stockholders	$280	$219

Operating cash flow conversion ratio	(199)%	450%
Non-GAAP free cash flow conversion ratio	266%	321%
(1) Prior year financial information has been reclassified to reflect the effect of foreign exchange rate changes on cash, cash equivalents and restricted cash in net cash provided by operating activities.
(2) After-tax expenses excluded from non-GAAP net income.
(3) Asset markdowns associated with restructuring activities were recorded to "Cost of revenues" in the condensed consolidated statements of operations.